Exhibit 23

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (No. 333-199244) on Form S-8 of Diplomat Pharmacy, Inc., of our report dated March 13, 2015, relating to our audits of the financial position of BioRx, LLC, as of December 31, 2013 and 2014, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2014, included in this Current Report on Form 8-K.

/s/ McGladrey LLP

Boston, Massachusetts

April 6, 2015